UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2026
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2323 Victory Avenue, Suite 1400
Dallas, TX		75219
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02. Results of Operations and Financial Condition.

On October 28, 2026, HF Sinclair Corporation (the “Corporation”) issued a press release announcing the Corporation’s third quarter 2026 results. The press release also announced a regular quarterly dividend of $0.525 per share. A copy of the Corporation’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

The information contained in, or incorporated into, this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2026, the Board of Directors (the “Board”) of the Corporation appointed Steve Ledbetter, who currently serves as the Corporation’s President and Chief Operating Officer, as Chief Executive Officer and President, effective January 1, 2027. The Board expects to increase the size of the Board and appoint Mr. Ledbetter as a director at a future date.

The Corporation previously disclosed Mr. Ledbetter’s biographical information required by Item 401(b) of Regulation S-K regarding identification of executive officers in its Current Report on Form 8-K dated July 8, 2026. There are no arrangements or understandings between Mr. Ledbetter and any other person pursuant to which Mr. Ledbetter was selected to serve as the Corporation’s Chief Executive Officer and President. Mr. Ledbetter does not have any family relationship with any director or executive officer of the Corporation, or any person nominated or chosen by the Corporation to become a director or executive officer. There are no transactions in which Mr. Ledbetter has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Board has not approved any changes to Mr. Ledbetter’s compensation in connection with his appointment. If and when the Corporation enters into or amends any material compensatory arrangement with Mr. Ledbetter in connection with his appointment, the Corporation will file an amendment to this Current Report on Form 8-K to disclose the material terms thereof, as required by Item 5.02(e) of Form 8-K.

Mr. Ledbetter succeeds Franklin Myers, who will continue to serve as Chief Executive Officer until January 1, 2027, to support the transition. Mr. Myers will thereafter remain with the Corporation and continue to serve as Executive Chairperson until the completion of the Corporation’s recently announced plan to pursue a separation of its Lubricants & Specialties segment (the “Planned Separation”). As Executive Chairperson, Mr. Myers will be responsible for providing strategic advice and counsel with respect to the Planned Separation.

Item 7.01. Regulation FD Disclosure.

On October 28, 2026, the Corporation issued a press release announcing the appointment of Mr. Ledbetter. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press Release of the Company issued October 28, 2026.*

99.2	Press Release of the Company dated October 28, 2026.*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

* Furnished herewith pursuant to Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/ Vivek Garg
Vivek Garg
Acting Chief Financial Officer, Vice President, Chief Accounting Officer and Controller (Principal Financial Officer & Principal Accounting Officer)

Date: October 28, 2026